UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013 (November 18, 2013)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 18, 2013, RockPile Energy Services, LLC (“RockPile”), a wholly-owned subsidiary of Triangle Petroleum Corporation, entered into a First Amendment to Credit and Security Agreement (the “First Amendment”) by and between RockPile, as borrower, and Wells Fargo Bank, National Association, as lender (the “Lender”), which amended that certain Credit and Security Agreement, dated February 25, 2013 (the “RockPile Credit Agreement”), by and between RockPile and the Lender, which was reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2013.  The First Amendment amended the RockPile Credit Agreement to increase the equipment term loan facility from $10.5 million to $18.0 million.  All other terms and conditions of the RockPile Credit Agreement and the related loan documents remain in full force and effect.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the First Amendment is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	First Amendment to Credit and Security Agreement, dated November 18, 2013, between RockPile Energy Services, LLC and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

Exhibit 10.1*	First Amendment to Credit and Security Agreement, dated November 18, 2013, between RockPile Energy Services, LLC and Wells Fargo Bank, National Association

* Filed herewith.